UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2025

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Phio Pharmaceuticals Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on September 11, 2025. At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment and restatement of the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan (as so amended and restated, the “2020 Plan”). The amendment and restatement of the 2020 Plan became effective upon stockholder approval and increased the number of shares of common stock that may be issued thereunder by 950,000, to a total of 1,023,017 shares of common stock available for issuance under the 2020 Plan, as described under Proposal No. 3 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on July 30, 2025 (the “2025 Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the amended and restated 2020 Plan is qualified in its entirety by reference to the text of the 2020 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted and: (1) elected each of the six directors to serve until the Company’s 2026 Annual Meeting of Stockholders; (2) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; (3) approved the amendment and restatement of the 2020 Plan to increase the number of shares of common stock available for issuance thereunder by 950,000; (4) approved, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Say on Pay”); and (5) approved, by non-binding advisory vote, “3 years” as the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers (“Say on Frequency”).

The Company had 4,798,154 shares of common stock issued and outstanding at the close of business on July 18, 2025, the record date for eligibility to vote at the Annual Meeting, and there were present (in person virtually or represented by valid proxy) a total of 2,374,235 shares of common stock at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Bitterman	500,163	45,607	1,828,465
Patricia A. Bradford	459,167	86,603	1,828,465
David H. Deming	525,365	20,405	1,828,465
Robert L. Ferrara	506,485	39,285	1,828,465
Jonathan E. Freeman, Ph.D.	430,195	115,575	1,828,465
Curtis A. Lockshin, Ph.D.	509,802	35,968	1,828,465

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Proposal 2: Ratification of Auditor

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,330,465	40,532.	3,238	-

Proposal 3: Amendment and Restatement of the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
387,895	152,069	5,806	1,828,465

Proposal 4: Say on Pay

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
474,987	43,515	27,268	1,828,465

Proposal 5: Say on Frequency

1 Year	2 Years	3 Years	Votes Abstained
206,148	39,751	276,177	23,694

The Company’s Board of Directors has determined, in light of and consistent with the advisory vote of the Company’s stockholders as to the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, to include a stockholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every three years until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 11, 2025).
104	Cover page interactive data file (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	PHIO PHARMACEUTICALS CORP.

	By:	/s/ Robert J. Bitterman
	Name: Title:	Robert J. Bitterman President & Chief Executive Officer

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